EXHIBIT 1.01

2,500,000 Shares of Common Stock

ENVIRONMENTAL POWER CORPORATION

UNDERWRITING AGREEMENT

February     , 2005

LADENBURG THALMANN & CO. INC.

590 Madison Avenue, 34th Floor

New York, N.Y. 10022

Dear Sirs:

Environmental Power Corporation, a corporation organized and existing under the laws of Delaware (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriter named in Schedule I hereto (the “Underwriter”) an aggregate of 2,500,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Company also proposes to issue and sell to the Underwriter, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, and at the option of the Underwriter, up to an additional 375,000 shares (the “Additional Shares”) of Common Stock. The Firm Shares and the Additional Shares are referred to herein collectively as the “Shares.” In connection with the proposed issuance and sale of the Shares, the Company proposes to issue to Ladenburg Thalmann & Co. Inc. a Common Stock Warrant (the “Warrant”) to purchase from the Company 100,000 shares of Common Stock (the “Warrant Shares”) pursuant to the terms and conditions set forth in the Warrant (a form of which is attached hereto as Exhibit B). The Shares are more fully described in the Registration Statement referred to below.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, and one or more amendments thereto, on Form S-2 (Registration No. 333-121572), and related preliminary prospectus, as amended, for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Shares (including the Additional Shares) of Common Stock, which registration statement, as so amended, has been declared effective by the Commission on the date hereof and copies of which have heretofore been delivered to the Underwriter. The registration statement, as amended at the time it became effective, including the exhibits and information (if any) deemed to be a part of the registration statement at the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”), and any post-effective amendments thereto under Rule 462(b) through the Closing Date (as defined below) is hereinafter called the “Registration Statement.” If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act Regulations registering additional shares of

Common Stock (a “Rule 462(b) Registration Statement”), then, and unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, if any, which became effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the Securities Act Regulations, each in the form heretofore delivered to the Underwriter). No stop order suspending the effectiveness of the Registration Statement (including any Rule 462(b) Registration Statement) has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. The prospectus relating to the Shares, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, is hereinafter referred to as the “Prospectus,” except that, subject to Sections 4(a) and 4(b) below, if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Shares (the “Offering”) which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriter for such use. All references to the “Registration Statement” and the “Prospectus” shall be deemed to include all documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference in the Registration Statement and Prospectus, except to the extent such documents or any portion thereof are expressly excluded as set forth in the section of the Prospectus entitled “Documents Incorporated by Reference”. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission as described in Rule 430A or Rule 424 of the Securities Act is hereafter called a “Preliminary Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b) The Registration Statement and the Prospectus, and any amendments thereof or supplements thereto, at the time the Registration Statement became effective, at the time any post-effective amendment to the Registration Statement is filed with the Commission, at the time the Prospectus is first filed with the Commission, at the time any supplement or amendment to the Prospectus is filed with the Commission, at the time any documents incorporated by reference in the Registration Statement or the Prospectus are amended or supplemented to comply with the Exchange Act, and as of the Closing Date, and Additional Closing Date, if any (as hereinafter respectively defined), and the Preliminary Prospectus, and any amendments thereof or supplements thereto, as of the date thereof, complied and comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not and as of the Closing Date, and Additional Closing Date, if any, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof (unless the term “Prospectus” refers to a prospectus which has been provided to the Underwriter by the Company for use in connection with the offering of the Shares which differs from the Prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, in which case at the time it is first provided to the Underwriters for such use)

and on the Closing Date, and Additional Closing Date, if any, does not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 1(b) shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus, as set forth in Section 7(b). Each Preliminary Prospectus and Prospectus filed as part of the Registration Statement, as part of any amendment thereto or pursuant to Rule 424 under the Securities Act Regulations, if filed by electronic transmission pursuant to Regulation S-T under the Securities Act, was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sales of the Shares (except as may be permitted by Regulation S-T under the Securities Act). There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement under the Securities Act that have not been described or filed therein as required.

(c) Deloitte & Touche LLP, who have certified certain financial statements of the Company and have delivered their consent with respect to the Company’s audited financial statements included in the Registration Statement and who have performed certain procedures for the unaudited condensed consolidated financial statements for the three-month and nine-month periods ended September 30, 2003 included in the Registration Statement, the Prospectus and any Preliminary Prospectus, are independent registered public accountants as required by the Securities Act and the Securities Act Regulations.

(d) Vitale, Caturano & Company, Ltd., who have performed certain procedures on the unaudited condensed consolidated financial statements for the three-month and nine-month periods ended September 30, 2004 included in the Registration Statement, the Prospectus and any Preliminary Prospectus, are independent registered public accountants as required by the Securities Act and the Securities Act Regulations.

(e) The documents incorporated by reference in the Registration Statement and the Prospectus, when taken together with all amendments thereto filed with the Commission and incorporated by reference in the Registration Statement and Prospectus, at the time filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, as amended, and the rules and regulations of the Commission thereunder, or the Securities Act and the Securities Act Regulations, as applicable.

(f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, earnings, properties, operations, condition (financial or otherwise) affairs or management of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, the Company and its subsidiaries, taken as a whole, have not incurred or undertaken any material liabilities or obligations, indirect, direct or contingent except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus, nor entered into any material transaction or agreement not in the ordinary course of business nor have any dividends or distributions of any kind been declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any shares of any class of capital stock.

(g) The Company (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, certificates, franchises and permits of and from all public, regulatory or governmental agencies and bodies (“Permits”), to carry on its business as it is currently being conducted and as described in the Registration Statement and the Prospectus and to own, lease and operate its properties, and is in compliance in all material respects with the terms of such Permits, (iii) has no reason to believe that any regulatory or governmental body or agency is considering limiting, suspending or revoking any such Permits (iv) other than the subsidiaries listed on Schedule III (the “Subsidiaries”), has no subsidiaries and (v) is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except, with respect to clauses (i) (as it relates to good standing), (ii) and (v), where the failure to be in good standing, to have such Permits or to be so qualified does not and could not reasonably be expected to (x) individually or in the aggregate, result in a material adverse effect on the business, prospects, earnings, properties, operations, condition (financial or otherwise), affairs or management of the Company and its subsidiaries taken as a whole, (y) interfere with or adversely affect the issuance or marketability of the Shares pursuant hereto or (z) in any manner draw into question the validity of this Agreement or the transactions described in the Prospectus under the caption “Use of Proceeds” (any of the events set forth in clauses (x), (y) or (z), being referred to as a “Material Adverse Effect”).

(h) Each of the Subsidiaries designated as a “Material Subsidiary” on Schedule III (i) has been duly organized and is validly existing as a corporation, or limited liability company, as the case may be, in good standing under the laws of the province or state of its organization, (ii) has all requisite corporate or similar power and authority, and all necessary Permits, to carry on its business as it is currently being conducted and as described in the Registration Statement and the Prospectus and to own, lease and operate its properties, and is in compliance in all material respects with the terms of such Permits, (iii) has no reason to believe that any regulatory or governmental body or agency is considering limiting, suspending or revoking any such Permits (iv) has no subsidiaries (other than, in the case of EPC Corporation, Buzzard Power Corporation) and (v) is duly qualified and in good standing as a foreign corporation, or limited liability company, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except, with respect to clauses (i) (as it relates to good standing), (ii) and (v), where the failure to be in good standing, to have such Permits or to be so qualified does not and could not reasonably be expected to result in a Material Adverse Effect. Each of the Subsidiaries which is not a Material Subsidiary does not have (i) any material assets, liabilities or operations and (ii) any involvement in any business or operations of the Company or any of its subsidiaries described in the Prospectus and the Registration Statement.

(i) This Agreement, the Warrant and the transactions contemplated herein and therein have been duly and validly authorized by the Company, and this Agreement has been, and the Warrant, when executed and delivered by the Company at the Closing will be, duly and validly executed and delivered by the Company. This Agreement and the Warrant, when executed and delivered by the Company at the Closing will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(j) The execution, delivery, and performance of this Agreement and the Warrant and the issuance, offering and sale of the Shares, and the consummation of the transactions contemplated hereby and in the Prospectus do not and will not violate, conflict with or constitute a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company, or result in an acceleration of any indebtedness of the Company pursuant to (A) the Certificate of Incorporation or By-Laws of the Company, in each case as amended through the date hereof (B) any bond, debenture, note, indenture, mortgage, loan or credit agreement, deed of trust, contract, lease or other agreement or instrument to which the Company or any Material Subsidiary is a party or by which the Company or any Material Subsidiary or their respective properties or assets are or may be bound, (C) any statute, rule or regulation applicable to the Company or any Subsidiary or any of their respective properties or assets (D) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with (i) any court or any governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets or (ii) any other person is required for (A) the execution, delivery and performance by the Company of this Agreement and the Warrant, (B) the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder and the consummation of the transactions contemplated hereby and thereby, except such as have been obtained under the Securities Act and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter.

(k) All of the shares of Common Stock outstanding as of the date hereof, are duly authorized and validly issued, and are fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The Shares being sold by the Company under this Agreement are duly authorized, and, when issued, delivered and paid for in accordance with this Agreement, will be validly issued, and fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive or similar rights. As of September 30, 2004, after giving effect to the one to seven reverse split of the Common Stock and the issuance and sale of the Shares pursuant hereto and the application of the net proceeds from the sale thereof, the Company had the pro forma capitalization as set forth in the Prospectus under the caption “Capitalization.” The capital stock of the Company conforms to the description thereof contained in the Prospectus, or if the Prospectus is not in existence, the most recent Preliminary Prospectus.

(l) The Warrant Shares, when issued pursuant to the terms and conditions of the Warrant, will be duly and validly authorized and issued, fully paid and nonassessable and will have not been issued in violation of or subject to any preemptive rights.

(m) Except as disclosed in the Prospectus or as contemplated by this Agreement, there are not currently, and will not be as a result of the Offering, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any Material Subsidiary (other than options issued pursuant to the Company’s stock option plans). The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus, accurately and fairly presents and summarizes such plans, arrangements, options and rights.

(n) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company, threatened or contemplated to which the Company or any Subsidiary is a party or to which the business or property of the Company or any Subsidiary is subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency to the Company’s knowledge and (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its Subsidiaries is or may be subject or to which the business, assets, or property of the Company or any of its Subsidiaries are or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is required to be disclosed in the Registration Statement and the Prospectus and which could, individually or in the aggregate, result in a Material Adverse Effect.

(o) The Company has not directly or indirectly (i) taken (other than through the actions, if any, of the Underwriter) any action designed to, or that might reasonably be expected to, cause or result in or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) since the filing of the Preliminary Prospectus (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, shares of Common Stock or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(p) The financial statements, together with the related notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations, cash flows, and changes in stockholders’ equity of the Company or its predecessors, as applicable, as of and at the dates indicated and for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, and comply with Regulation S-X of the Securities Act Regulations. The financial data set forth in the Prospectus under the captions “Prospectus Summary—Summary Financial Data,” “Selected Consolidated Financial Data” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Prospectus.

(q) There are no holders of securities of the Company who, by reason of the execution by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, have the right to request or demand that the Company register under the Securities Act or analogous foreign laws and regulations securities held by them, other than such that have been duly exercised or waived.

(r) The Company is not, and upon consummation of the transactions contemplated hereby will not be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or be subject to registration under the Investment Company Act, or (ii) a “holding company” or a “subsidiary company” or an “affiliate” of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended and will not conduct its business in a manner so that it will become subject to the Investment Company Act.

(s) The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is listed for quotation on the American Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the delisting of the Common Stock from the American Stock Exchange, nor has the Company received any notification that the Commission or the American Stock Exchange is contemplating terminating such registration or listing, as the case may be.

(t) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Shares and the Warrant Shares as provided herein and the corporate power to effect the use of proceeds from the Offering as described in the Prospectus.

(u) Neither the Company nor any Material Subsidiary is (i) in violation of its Certificate of Incorporation or By-Laws, (ii) in breach or default (nor does any condition exist that, with notice, the passage of time or both, would constitute a breach or default) in the performance of any obligation, agreement or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (iii) in violation, in any material respect, of any local, state or federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree applicable to the Company or any Subsidiary or any of their respective assets or properties (whether owned or leased).

(v) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Shares or prevents or suspends the use of the Prospectus; no injunction, restraining order or order of any kind by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Shares, prevents or suspends the sale of the Shares in any jurisdiction or that could adversely affect the consummation of the transactions contemplated by this Agreement or the Prospectus; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

(w) There is (i) no significant unfair labor practice complaint pending against the Company or any of Subsidiary nor, to the best knowledge of the Company, threatened against it or any Subsidiary, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of Subsidiary nor, to the best knowledge of the Company, threatened against it or its subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending against the Company or any Subsidiary nor, to the best knowledge of the Company, threatened against it or any Subsidiary and (iii) to the best knowledge of the Company, no union representation question is existing with respect to the employees of the Company or any Subsidiary. To the best knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company or any of its Subsdiaries. Except as disclosed in the Prospectus, the Company and the Subsidiairies have not violated, in any material respect, (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”).

(x) The Company and the Subsidiaries are not in violation of any federal, state, or local law, rule, regulation, order, judgment or decree relating to protection of the environment, natural resources or human health, including occupational safety and health (“Environmental Laws”) and, to the best knowledge of the Company, the Company and the Subsidiaries have received all Permits required of the Company or any of its subsidiaries under applicable Environmental Laws to conduct their business, and the Company and the Subsidiaries are in compliance with all terms and conditions of any such Permits, except any such violation of law or regulation, failure to receive required Permits or failure to comply with the terms and conditions of such Permits which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as described in the Prospectus, there has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of the Company’s or its Subsidiaries’ predecessors in interest or any other entity for whose acts or omissions the Company or any Subsidiary could be liable) at, upon or from any of the property now or previously owned, leased or used by the Company or any of its subsidiaries in violation of, or which could give rise to any liability under, any applicable Environmental Law or Permit except for those which would not be reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect. There has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any solid wastes or hazardous substances, nor have there been any past or present actions, omissions, activities, circumstances conditions, events or incidents that could give rise to any liability under any Environmnetal Law, that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect to the Company or any Subsidiary. The terms “hazardous substances” and “solid wastes” shall have the meanings set forth in any applicable Environmental Laws. Neither the Company nor any of its Subsidiaries have agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) The Company and each Material Subsidiary has (i) good and marketable title to all the properties and assets reflected as owned in the financial statements included in the Prospectus and defensible title to all personal property owned by it, free and clear of all security interests, liens, charges, encumbrances, equities, restrictions, claims and other defects, except such as are described in the Prospectus or as would not have a Material Adverse Effect, and (ii) peaceful and undisturbed possession of its properties under all material leases to which it is a party as lessee. The Company, either on its own or through one or more Material Subsidiaries, has the right to receive the net revenue from the Scrubgrass facility in accordance with the terms of the lease and other project agreements relating to such facility, free and clear of all security interests, liens, charges, encumbrances, equities, restrictions, claims and other defects, except such as are described in the Prospectus or as would not have a Material Adverse Effect. All material leases to which the Company or any Material Subsidiary is a party are valid and binding, and no default by the Company or any Material Subsidiary has occurred and is continuing thereunder and, to the best knowledge of the Company, no material defaults by the landlord are existing under any such lease that could result in a Material Adverse Effect. The material real property, improvements, equipment and personal property held under lease by the Company or any Material Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not, singly or in the aggregate, materially interfere with the use made or proposed to be made of such real property, improvement, equipment or personal property by the Company or each subsidiary.

(z) The Company’s trademarks, trade names, licenses, trade secrets and other similar rights described in the Prospectus (collectively, “Intellectual Property Rights”) are all of the Intellectual Property Rights reasonably necessary to conduct the business of the Company and the Material Subsidiaries as such businesses are now conducted; and, except as described in the Prospectus, the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Company nor any Material Subsidiary has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would have a Material Adverse Effect. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described therein in all material respects. None of the technology employed by the Company or any of its Material Subsidiaries has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons.

(aa) Neither the Company, any of its Material Subsidiaries nor, to the best knowledge of the Company, any of its officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company or any of its subsidiaries, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company or any its subsidiaries (or assist the Company or any of its subsidiaries in connection with any actual or proposed transaction), which (i) might subject the Company, or any other individual or entity, to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might have a Material Adverse Effect.

(bb) All necessary tax returns required to be filed by the Company as of the date hereof in all jurisdictions have been so filed, except where the failure to file has not had and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith through appropriate proceedings diligently pursued and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Company, there are no material proposed additional tax assessments against the Company or the assets or property of the Company. The Company has made adequate (in the opinion of the Company) charges, accruals and reserves in the applicable financial statements included in the Prospectus in respect of all federal, state and foreign income and franchise taxes for all periods presented therein as to which the tax liability of the Company has not been finally determined.

(cc) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences thereto.

(dd) The Company and each of its subsidiaries maintains insurance covering its properties, operations, personnel and businesses with institutions it believes to be financially responsible. Such insurance insures against such losses and risks as are reasonably adequate in accordance with customary industry practice to protect the Company, its Subsidiaries and its business. Neither the Company nor any Subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof, subject only to changes made in the ordinary course of business, consistent with past practice, which do not, either individually or in the aggregate, materially alter the coverage thereunder or the risks covered thereby. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted or as presently contemplated and at a cost that would not result in a Material Adverse Effect.

(ee) Except as disclosed in the Prospectus, the Company and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. Except as disclosed in the Prospectus, no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. Except as disclosed in the Prospectus, no “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Except as disclosed in the Prospectus, each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ff) Subsequent to the respective dates as of which information is given in the Prospectus and up to the Closing Date, except as set forth in the Prospectus or as contemplated by this Agreement, (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, that are or will be material, either individually or in the aggregate, to the Company and its subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business, (ii) there has not been, either individually or in the aggregate, any change or development that could reasonably be expected to result in a Material Adverse Effect; (iii) neither the Company nor any of its subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iv) there has been no material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as described in the Prospectus, or if the Prospectus is not in existence the most recent Preliminary Prospectus.

(gg) Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company and any other person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Shares.

(hh) The statements (including the assumptions described therein) included in the Prospectus (i) are within the coverage of Rule 175(b) under the Securities Act to the extent such data constitute forward looking statements as defined in Rule 175(c) and (ii) were made by the Company with a reasonable basis and reflect the Company’s good faith estimate of the matters described therein.

(ii) The Company has the power to submit, and pursuant to this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any federal or state court in the State of New York, County of New York, and has the power to designate, appoint and empower and pursuant to this Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York, County of New York, as provided in Section 13 hereof.

(jj) Each certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(kk) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective as of the date of this Agreement and is actively taking steps to ensure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act of 2002 upon the effectiveness of such provisions.

(ll) Except as disclosed in the Prospectus, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company or any members of their families.

(mm) There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the Prospectus which have not been described as required.

The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered to the Underwriter pursuant to Sections 6(b) and 6(c) hereof, counsel to the Company and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2. Purchase, Sale and Delivery of the Shares.

(a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell 2,500,000 of the Firm Shares to the Underwriter and the Underwriter agrees to purchase from the Company, at a purchase price per share of $            , the number of Firm Shares set forth opposite the respective name of the Underwriter in Schedule I hereto.

(b) Delivery of the Firm Shares to the Underwriter shall be made, against payment of the purchase price therefor, at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 10:00 a.m., New York City time, on February     , 2004, or at such other time as shall be agreed upon by the Underwriter and the Company. The time and date of such delivery and payment are herein called the “Closing Date.” On the Closing Date, one or more Firm Shares in definitive global form, registered in the name of Cede & Co., as nominee of The Depositary Trust Company, New York, New York (“DTC”), having an aggregate amount corresponding to the aggregate principal amount of the Shares sold to the Underwriter (the “Global Shares”) shall be delivered by the Company to the Underwriter, against payment by the Underwriter of the purchase price therefor, by wire transfer, in same-day funds to an account designated by the Company, provided that the Company shall give at least two business days’ prior written notice to the Underwriter of the information required to effect such wire transfer. The Global Shares shall be made available to the Underwriter for inspection not later than 9:30 a.m. on the business day immediately preceding the Closing Date.

(c) In addition, the Company hereby grants to the Underwriter the option to purchase up to 375,000 Additional Shares at the same purchase price per share to be paid by the Underwriter to the Company for the Firm Shares as set forth in Section 2(a) hereof, for the sole purpose of covering over-allotments, if any, in the sale of Firm Shares by the Underwriter. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice to the Company from the Underwriter. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by the Underwriter, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the “Additional Closing Date”); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or, if thereafter, earlier than the third full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

The number of Additional Shares to be sold to the Underwriter shall be up to the Additional Share amount in the sole discretion of the Underwriter.

Delivery of the Additional Shares to the Underwriter shall be made, against payment of the purchase price therefor, at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 10:00 a.m., New York City time, on the Additional Closing Date or at such other time as shall be agreed upon by the Underwriters and the Company. On the Additional Closing Date, one or more Additional Shares in definitive global form, registered in the name of Cede & Co., as nominee of DTC, having an aggregate amount corresponding to the aggregate principal amount of the Additional Shares sold to the Underwriters (the “Additional Global Shares”) shall be delivered by the Company to the Underwriter, against payment by the Underwriters of the purchase price therefor, by wire transfer, in same-day funds to an account designated by the Company, provided that the Company shall give at least two business days’ prior written notice to the Underwriter of the information required to effect such wire transfer. The Additional Global Shares shall be made available to the Underwriter for inspection not later than 9:30 a.m. on the business day immediately preceding the Additional Closing Date.

3. Offering. Upon your authorization of the release of the Firm Shares, the Underwriter proposes to offer the Firm Shares for sale to the public upon the terms set forth in the Prospectus.

4. Covenants of the Company. The Company covenants and agrees with the Underwriter that:

(a) If the Registration Statement has not yet been declared effective on the date of this Agreement, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

(b) If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriter or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Securities Act or the Securities Act Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(c) The Company will promptly deliver to you two signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to the Underwriter such number of copies of any Preliminary Prospectus, the

Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request.

(d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

(e) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to you as soon as practicable, but not later than eighteen months after the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

(f) Other than the Company’s sale of Shares hereunder and the Company’s issuance of Common Stock pursuant to (i) any warrants issued to the Underwriter hereunder, (ii) any existing employee benefit plan or stock option plans, (iii) grants or awards of Common Stock or the exercise of options or warrants to purchase Common Stock issued to consultants or advisors to the Company outside of any plan in an amount not to exceed 250,000 shares in the aggregate or (iv) upon the exercise, conversion or exchange of any currently outstanding stock options or warrants, during the period of 180 days from the date hereof, the Company will not, and will not permit any of its affiliates, directly or indirectly, to (i) offer, pledge, sell, or contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or any interest therein or announce any intention to do any of the foregoing without the prior written consent of Ladenburg. The Company will obtain the undertaking, in the form attached hereto on Exhibit A, of each of its officers and directors and such of its other stockholders as have been heretofore designated by you and listed on Schedule II attached hereto not to engage in any of the aforementioned transactions or to announce their intention to do any of the foregoing on their own behalf, with such variations in the duration of such undertaking as may be set forth in Schedule II.

(g) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its stockholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

(h) The Company will apply its net proceeds from the sale of the Shares as set forth under the caption “Use of Proceeds” in the Prospectus.

(i) The Company will use its best efforts to cause the Shares to be listed on the American Stock Exchange.

5. Payment of Expenses.

(a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any Preliminary Prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company’s accountants and counsel), the underwriting documents (including this Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as herein above stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or blue sky laws, including the costs of printing and mailing a preliminary and final “Blue Sky Survey” and the fees of counsel for the Underwriter and such counsel’s disbursements in relation thereto, (iv) listing the Shares on the American Stock Exchange, (v) any filing for review of the public offering of the Shares by the National Association of Securities Dealers, Inc., including the filing fees relating thereto, (vi) the cost of printing certificates representing the Shares, (vii) the cost and charges of any transfer agent or registrar for the Common Stock, and (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; provided that except as provided in this Section 5(a) and in Sections 5(b) and 5(c) below, the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel.

(b) If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any material agreement herein or comply with any material provision hereof other than by reason of a default by the Underwriter in its obligations hereunder, the Company will reimburse the Underwriter on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing its obligations hereunder.

(c) Upon the Closing Date, the Company hereby agrees to pay you a nonaccountable expense allowance of one and three-fourths percent (1.75%) of the aggregate gross proceeds to the Company from the offering of the Shares (the “Nonaccountable Expense Allowance”). The advance fees of $90,000 paid by the Company to the Underwriter to cover out-of-pocket expenses of the Underwriter (the “Advance Fee”) in connection with investigating, marketing and proposing to market the Shares (i) shall be credited against the Nonaccountable Expense Allowance and (ii) shall be refunded to the Company to the extent the aggregate amount of the Advance Fee is greater than the expenses actually incurred.

(d) Upon the Closing Date, the Company shall also compensate the Underwriter by providing the Underwriter with the Warrant, which is exercisable for five (5) years from the effective date of the Registration Statement, to subscribe for and purchase 100,000 shares of Common Stock of the Company, at an exercise price equal to 115% of the offering price to the public of the Shares and in accordance with the terms and conditions provided for in the form of Warrant attached hereto as Exhibit B.

6. Conditions of Underwriter’s Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6, “Closing Date” shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Vinson & Elkins L.L.P. (“Underwriter’s Counsel”) pursuant to this Section 6 of any material misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

(a) The Registration Statement shall have become effective not later than 5:30 p.m., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Securities Act Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

(b) At the Closing Date, you shall have received the opinion of Pierce Atwood LLP, counsel for the Company, dated the Closing Date addressed to the Underwriter and in form and substance satisfactory to Underwriter’s Counsel, to the effect that:

(i) The Company and each of the Material Subsidiaries has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the state of its organization. The Company and each of its Material Subsidiaries is duly qualified and in good standing as a foreign corporation or limited liability company, as the case may be, in each jurisdiction listed on Schedule III attached hereto. The Company and each of its Material Subsidiaries has all requisite corporate authority to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. Except as disclosed in the Prospectus, all of the outstanding shares of capital stock or equity interests of the Company’s Material Subsidiaries are owned beneficially and of record by the Company (or another Material Subsidiary) and have been validly authorized and issued and are fully paid and nonassessable and, except as described in the Prospectus, there are no other equity securities of any Material Subsidiary or any securities convertible into capital stock of any Material Subsidiary, nor are there any outstanding options, warrants, or other rights to acquire capital stock or other equity securities of any Material Subsidiary of the Company.

(ii) The Company has an authorized capital stock as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights, and no preemptive rights of stockholders exist under the Delaware General Corporation Law or any other agreement to which the Company is a party. The Shares to be delivered by the Company on the Closing Date have been duly and validly authorized and, when delivered by the Company against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive or similar rights. The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Certificate of Incorporation and

Bylaws of the Company and the requirements of the American Stock Exchange. The Common Stock conforms to the description thereof contained in the Registration Statement and the Prospectus.

(iii) The shares of Common Stock currently outstanding are listed, and the Shares (including the Additional Shares) have been approved for listing, on the American Stock Exchange, subject only to notice of issuance.

(iv) This Agreement and the Warrant have been duly and validly authorized, executed and delivered by the Company.

(v) To the knowledge of such counsel, there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened which specifically names the Company or any of its properties or assets and which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

(vi) The execution, delivery, and performance of this Agreement and the Warrant, and the issuance, offering and sale of the Shares and the consummation of the transactions contemplated hereby by the Company do not and will not violate, conflict with or constitute a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default), or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets, as such properties and assets are known to us, of the Company or any of its subsidiaries or result in any acceleration of any indebtedness of the Company pursuant to (A) any bond, debenture, note, indenture, mortgage, loan or credit agreement, deed of trust, contract, lease or other agreement known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its Material Subsidiaries or their respective properties or assets are or may be bound and which is filed as an exhibit to the Registration Statement (B) (x) any United States federal or New Hampshire statute, rule or regulation, (y) provision of the Delaware General Corporation Law Statute, or (z) provisions of the Company’s or any Material Subsidiary’s Charter or Bylaws, in each case as applicable to the Company or any of its Material Subsidiaries, as the case may be, or any of their respective properties or assets, as such properties and assets are known to us, or (C) to the best knowledge of such counsel, any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its Material Subsidiaries or any of their respective properties or assets, as such properties and assets are known to us. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any governmental agency or authority having jurisdiction over the Company or any of its Material Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement, the Warrant or the consummation of the transactions contemplated hereby or thereby, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares, the Warrant or the Warrant Shares by the Underwriter (as to which such counsel need express no opinion) and (2) the clearance of the offering of the Shares with the NASD, and (3) such as have been made or obtained under the Securities Act.

(vii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations (it being understood that such counsel need express no opinion or view with respect to the financial statements, including the notes and schedules thereto, and other financial, accounting, reserve, production or other statistical data or information, or information relating to the Underwriter and the method of distribution of the Shares by the Underwriter, included or incorporated by reference in the Registration Statement or Prospectus).

(viii) The Registration Statement is effective under the Securities Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Securities Act Regulations have been made.

(ix) To our knowledge, there are no holders of securities of the Company who, by reason of the execution by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, have the right to request or demand that the Company register under the Securities Act or analogous foreign laws and regulations securities held by them, other than those such that have been duly exercised or waived.

(x) The statements in the Prospectus under the sections “Business – Environmental Regulation”; “Business – Energy Regulation”; and “Description of Capital Stock”, insofar as such statements constitute a summary of matters of law, are, correct in all material respects.

(xi) The documents incorporated by reference in the Prospectus when they were filed with the Commission, and after giving effect to each amendment thereto to date, complied as to form in all material respects with the requirements of the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (it being understood that such counsel need express no opinion or views with respect to the financial statements, including the notes and schedules thereto, and other financial, accounting, reserve, production or other statistical data or information included therein).

(xii) The Company is not, and after giving effect to the application of the net proceeds as set forth in the Prospectus under the caption “Use of Proceeds,” will not be, a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company,” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(xiii) The Company is not, and after the Company’s receipt of payment for the Shares will not be, an “investment company” under, and as defined in, the Investment Company Act of 1940.

In addition, such opinion shall also contain a statement, which shall not be deemed to be a legal opinion, to the following effect: Such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent registered public accountants for the Company and the Underwriter at which the contents of the Prospectus and related matters were discussed. While the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, subject to the foregoing and based on such participation (A) no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or view with respect to the financial statements, including the notes and schedules thereto, and other financial, accounting, reserve, production or other statistical data or information, or information relating to the Underwriter and the method of distribution of the Shares by the Underwriter, included in or incorporated by reference in the Registration Statement or Prospectus) and (B) such counsel is not aware of any contract or other document of a character required by the Securities Act and the applicable rules and regulations of the Commission thereunder to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus that is not so filed or incorporated by reference.

In rendering such opinion, such counsel (A) need opine only as to the federal laws of the United States of America, the Delaware General Corporation Law statute and the state laws of the State of New Hampshire, and may assume that the laws of any other applicable jurisdiction are identical to the state laws of the State of New Hampshire, and (B) may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriter’s Counsel.

(c) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriter’s Counsel, and the Underwriter shall have received from said Underwriter’s

Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriter’s Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) At the Closing Date, you shall have received a certificate of the President and Chief Financial Officer of the Company, dated the Closing Date, to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business, prospects, earnings, properties, operations, condition (financial or otherwise), affairs or management of the Company, except in each case as described in or contemplated by the Prospectus.

(e) At the time this Agreement is executed and at the Closing Date, you shall have received a letter from Deloitte & Touche LLP, independent registered public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriter and in form and substance satisfactory to you, stating that, among other things: (i) they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the Securities Act Regulations; (ii) in their opinion, the financial statements of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the applicable published rules and regulations of the Commission thereunder, and (iii) on the basis of procedures consisting of inquiries of certain officials of the Company who have responsibility for financial and accounting matters, for the three-month and nine-month periods ended September 30, 2003, and a review of interim financial information in accordance with the standards established by the American Institute of Certified Public Accountants in Statement of Auditing Standards No. 100, Interim Financial Information, with respect to the unaudited condensed consolidated balance sheet as of September 30, 2003 and the unaudited condensed consolidated statement of operations and cash flows for the three-month and nine-month periods ended September 30, 2003, that were included in the September 30, 2003 Form 10-Q which is incorporated by reference into the Registration Statement, nothing has come to their attention that would cause them to believe that such unaudited financial statements of the Company presented in the Registration Statement and the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and, if applicable, the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus.

(f) At the time this Agreement is executed and at the Closing Date, you shall have received a letter from Vitale, Caturano & Company, Ltd., independent registered public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriter and in form and substance satisfactory to you, stating that, among other things: (i) they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the Securities Act Regulations; (ii) on the basis of procedures consisting of a reading of the latest available unaudited financial statements of the Company as of September 30, 2004 and for the three-month and nine-month periods ended September 30, 2004, a reading of the minutes of meetings and consents of the stockholders and Board of Directors of the Company and the committees of such Board of Directors subsequent to December 31, 2003 and through January 5, 2005, inquiries of officers and other employees of the Company who have responsibility for financial and accounting matters of the Company with respect to transactions and events subsequent to December 31, 2003, a review of interim financial information in accordance with the standards established by the American Institute of Certified Public Accountants in Statement of Auditing Standards No.100, Interim Financial Information with respect to the unaudited condensed consolidated balance sheet as of September 30, 2004, and the unaudited condensed consolidated statements of operations, and cash flows for the three-month and nine-month periods ended September 30, 2004, and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited financial statements and schedules of the Company presented in the Registration Statement and the Prospectus, including the quarterly information set forth under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and, if applicable, the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to January 1, 2004 to September 30, 2004, there were, as of the date of the most recently available monthly consolidated financial statements of the Company, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or shareholders’ equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; (C) that during the period from January 1, 2004 to September 30, 2004 to the date of the most recent available monthly financial statements of the Company, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (iv) they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

(g) Prior to the Closing Date the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

(h) You shall have received from each person who is a director or officer and stockholder of the Company and from such other stockholders as have been heretofore designated by you and listed on Schedule II hereto a lock-up agreement for a period of up to 180 days or 120 days, as reflected on Schedule II, in form and substance satisfactory to the Underwriters and Underwriters’ Counsel.

(i) At the Closing Date, all of the Shares (including the Additional Shares) shall have been approved for listing on the American Stock Exchange, subject only to notice of issuance.

(j) At the Closing Date, the Company shall have executed and delivered the Warrant to the Underwriter.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriter’s Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriter’s Counsel, all obligations of the Underwriter hereunder may be canceled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriter to purchase the Additional Shares may be canceled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

7. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which the Underwriter may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter through you expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

(b) The Underwriter agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or severally, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter through you expressly for use therein; provided, however, that in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including under this Agreement. The Company acknowledges that the statements set forth in the second and eighth paragraphs under the caption “Underwriting” in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement relating to the Shares as originally filed or in any amendment thereof, any related Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7, except to the extent such failure prejudiced the indemnifying party). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability or claims that are the subject matter of such proceeding.

8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriter, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriter from the offering of the Shares or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriter, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise, except to the extent such failure prejudiced such party. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

9. Intentionally Deleted.

10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriter and the Company contained in this Agreement, including representations of the Company in Section 1, the agreements contained in Section 5, the indemnity agreements contained in Section 7, the contribution agreements contained in Section 8 and the agreements contained in Section 13, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof and shall survive delivery of and payment for the Shares to and by the Underwriter. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8, 11(d) and 13 hereof shall survive the termination of this Agreement, including termination pursuant to Section 11 hereof.

11. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective, upon the later of when (i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the public offering price or the purchase price per Share has not been agreed upon prior to 5:00 p.m., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriter except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you by notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7, 8 and 13 hereof shall at all times be in full force and effect.

(b) You shall have the right to terminate this Agreement at any time prior to the Closing Date, or the obligations of the Underwriter to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (B) if trading on the American Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the American Stock Exchange by the American Stock Exchange or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (D) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (i) or (ii) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

(c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

(d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriter set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriter for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the Underwriter in connection herewith.

12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to the Underwriter c/o Ladenburg, Thalmann & Co., 590 Madison Avenue, 34th Floor, New York, New York 10022, Attention: Peter H. Blum, with a copy to: Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103, Attention: Alan P. Baden; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, One Cate Street, 4th Floor, Portsmouth,

New Hampshire 03801, Attention: Joseph E. Cresci, with a copy to Pierce Atwood LLP, 1 New Hampshire Avenue, Suite 350, Portsmouth, New Hampshire 03801, Attention: Scott Pueschel, P.C.

13. Consent to Jurisdiction; Waiver of Immunities; Appointment of Agent for Service.

(a) The Company:

(i) irrevocably submits to the nonexclusive jurisdiction of any New York State or federal court sitting in the State of New York, County of New York and any appellate court from any thereof in any action, suit or proceeding arising out of or relating to this Agreement or any other document delivered in connection herewith and irrevocably waives any immunity from such action or proceeding it may otherwise enjoy in the aforementioned courts;

(ii) irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or in such federal court;

(iii) irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding; and

(iv) irrevocably designates, appoints and empowers CT Corporation System, 1633 Broadway, New York, New York 10019 as its designee, appointee and authorized agent to receive for and on its behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against it, with respect to its obligations, liabilities or any other matter arising out of or relating to this Agreement or any other document delivered in connection herewith and that such service may be made on such designee, appointee and authorized agent in accordance with legal procedures prescribed for such courts, and it being understood that the designation and appointment of CT Corporation System as such authorized agent shall become effective immediately without any further action; and further agrees that to the extent permitted by law, proper service of process upon CT Corporation System (or its successors as agent for service of process), shall be deemed in every respect effective service of process upon it in any such action, suit or proceeding.

(b) Nothing in this Section 13 shall affect the right of any person to serve legal process in any other manner permitted by law or affect the right of any person to bring any action or proceeding against the Company or its properties in the courts of other jurisdictions.

(c) The provisions of this Section 13 shall survive any termination of this Agreement, in whole or in part.

14. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriter, the Company and the controlling persons, directors, officers and others referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term

“successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from the Underwriter.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York for contracts made and to be fully performed in such state without regard to principles of conflicts of law.

16. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of This Page was Intentionally Left Blank.]

If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

ENVIRONMENTAL POWER CORPORATION

By:
Name: Kamlesh R. Tejwani
Title: President and Chief Executive Officer

Accepted as of the date first above written

LADENBURG, THALMANN & CO. INC.

540 Madison Avenue, 34th Floor

New York, N.Y. 10022

By:	Ladenburg Thalmann & Co. Inc.

By:
Name:
	Title:	Senior Managing Director

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